UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801
(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 15, 2022, the Board of Directors (the “Board”) of Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) authorized and approved a new share repurchase program, effective immediately, authorizing the purchase of up to $50 million of its shares of common stock. The share repurchase program does not have an expiration date and does not obligate the Company to purchase any shares. ApolloMed expects to pay for the repurchases using internally available cash. As of September 30, 2022, ApolloMed's cash balance was $184.0 million. ApolloMed had 56.7 million shares of common stock outstanding, as of October 28, 2022.

Under the approved program, ApolloMed may purchase shares in the open market or in privately negotiated transactions, including without limitation, accelerated share repurchase transactions, derivative transactions, tender offers, under Rule 10b5-1 plans or any combination of the foregoing. There can be no assurance as to the precise number of shares that will be repurchased under this program, the aggregate dollar amount of the shares purchased, or the ultimate disposition of the shares purchased (re-issued, retained in treasury and/or retired). Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. ApolloMed’s Board will periodically review the share repurchase program and may authorize adjustments to the program’s terms and size. The Board may also suspend or discontinue the repurchase program at any time.

Information regarding share repurchases will be available in our periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission (the “SEC”) as required by the applicable rules of the SEC Exchange Act of 1934 (the “Exchange Act”).

This report contains forward-looking information, as that term is defined under the Exchange Act, regarding ApolloMed’s intent to repurchase shares of its common stock, including pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of ApolloMed’s common stock, adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq, and unexpected or otherwise unplanned or alternative requirements with respect to capital investments of ApolloMed. We do not undertake to update any forward-looking statements or information, including those contained in this report. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated December 15, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: December 16, 2022	By:	/s/ Thomas S. Lam
	Name: Title:	Thomas S. Lam, M.D., M.P.H. Co-Chief Executive Officer and President